APPLIED DIGITAL SOLUTIONS AGREES TO ACQUIRE INTEREST IN ATEC GROUP, INC.

Strategy to benefit ATEC Group's distribution expertise and the procurement capabilities of Applied Digital Solutions' Intellesale.com unit

PALM BEACH,  FLORIDA Nov 03, 2000 - Applied  Digital  Solutions,  Inc.  (Nasdaq:
ADSX) today announced that it has agreed to acquire an interest in ATEC Group (Amex: TEC) from Surinder Rametra, a former officer and director of ATEC. This action follows a proposed acquisition of ATEC by Applied Digital earlier this year designed to capitalize on the obvious and abundant synergies with its Intellesale.com unit.

"ATEC never really fell off our radar screen," commented Richard J. Sullivan, chairman and CEO of Applied Digital. "At the time, the market was in the midst of the now infamous 'March Effect'; it just was not an appropriate time for action. We continued to recognize, though, the ability to strengthen both ATEC and Intellesale.com by leveraging off the particular strengths of each. ATEC's excellent distribution channels, including their recently announced strategic partnership with Computer Associates International, Inc. (NYSE: CA), combined with Intellesale's ability to locate and procure product effectively make this a natural relationship. The management teams of each also provide very complementary styles, offering strong leadership and operational expertise. In the future, we see this growing into an even more strategic relationship with significant potential benefits for all of our shareholders."

In conjunction with this action, a new Board of Directors will be assembled to include Richard Sullivan, James J. Charles, CFO of ATEC, Tony Rametra, President of ATEC, and two new outside Directors. Tony Rametra will also be named CEO of ATEC Group.

About Intellesale.com
---------------------

Intellesale sells refurbished and new computer equipment and related components through its website at www.intellesale.com as well as through traditional channels which Intellesale is migrating to the Internet. Applied Digital Solutions previously announced its intent to offer Intellesale.com to the public through an IPO as part of a strategic restructuring program designed to divest those units that did not fit with its focus as one-stop e-solutions provider.

About ATEC Group, Inc.
----------------------

Based in Commack, New York, ATEC Group, Inc., is a leading system integrator and provider of a full line of information technology products and services. As a one-stop company for the computer needs of businesses, government agencies and educational institutions, ATEC Group offers computer hardware and software, system integration networking, graphic arts, Internet and Intranet. The company is positioned for growth through its capabilities as a PC manufacturer of Nexar technology, in software development and e-commerce. For more information, visit the company's website at http://www.atecgroup.com.

About Applied Digital Solutions
-------------------------------

Applied Digital Solutions is a leading edge, single-source provider of e-business solutions. The company differentiates itself in the marketplace by enabling e-business through Computer Telephony Internet Integration (CTII). With five-year growth (from 1994 to 1998) of 64,012%, Applied Digital Solutions is ranked as the fifth fastest-growing technology company by Deloitte & Touche in its 1999 Technology Fast 500 listing. For more information, visit the company's web site at www.adsx.com.

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Statements  about the Company's future  expectations,  including future revenues and earnings, and all other statements in this press release other than historical facts are 'forward-looking statements' within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Litigation Reform Act of 1995. The Company intends that such forward-looking statements involve risks and uncertainties and are subject to change at any time, and the Company's actual results could differ materially from expected results. The Company undertakes no
obligation  to  update   forward-looking   statements  to  reflect  subsequently
occurring events or circumstances.

ADS   Investor   Relations:   Robert   Jackson,   561-366-4800,    561-366-8591,
rjackson@adsx.com Media Contact: Matthew Cossolotto, Ovations International, 914-245-9721, matthew@ovations.com
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